                                                                    Exhibit 32.1
                                  CERTIFICATION
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of St. Mary Land &
Exploration Company (the "Company") for the quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), Mark A. Hellerstein, as Chief Executive Officer of the Company, and
David W. Honeyfield, as Vice President - Finance of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

     (1) The Report fully  complies  with the  requirements  of section 13(a) or
15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the
Company.

/S/ MARK A. HELLERSTIN
----------------------
Mark A. Hellerstein
Chief Executive Officer
August 4, 2004

/S/ DAVID W. HONEYFIELD
-----------------------
David W. Honeyfield
Vice President - Finance
(principal financial officer)
August 4, 2004